Exhibit 16(a)

POWER OF ATTORNEY

The undersigned, Cynthia L. Egan, Lorenzo A. Flores, Stayce D. Harris, J. Phillip Holloman, R. Glenn Hubbard, W. Carl Kester, Catherine A. Lynch, Arthur P. Steinmetz, Robert W. Fairbairn and John M. Perlowski, Trustees of BlackRock ETF Trust II (the “Trust”), hereby authorize John M. Perlowski, Trent Walker, Jay M. Fife, Jennifer McGovern and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, for the Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Trust, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 18th day of September, 2024.

Signature	Title

Trustee
/s/ Cynthia L. Egan
Cynthia L. Egan
Trustee
/s/ Lorenzo A. Flores
Lorenzo A. Flores

/s/ Stayce D. Harris	Trustee
Stayce D. Harris

/s/ J. Phillip Holloman	Trustee
J. Phillip Holloman

/s/ R. Glenn Hubbard	Trustee
R. Glenn Hubbard

/s/ W. Carl Kester	Trustee
W. Carl Kester

/s/ Catherine A. Lynch	Trustee
Catherine A. Lynch

/s/ Arthur P. Steinmetz	Trustee
Arthur P. Steinmetz

/s/ Robert W. Fairbairn	Trustee
Robert W. Fairbairn

/s/ John M. Perlowski	Trustee
John M. Perlowski

[Signature Page to Power of Attorney for BlackRock ETF Trust II Registration Statement on Form N-14]